EXHIBIT-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of First Merchants
Corporation on Form S-8 (File Number 333-50484) of our report dated May 24, 2022, on our audits of the financial statements of First Merchants Corporation Retirement Income and Savings Plan for the years ended December 31, 2021 and 2020, which report is included in this Annual Report on Form 11-K.

/s/ BKD LLP
Indianapolis, Indiana
May 24, 2022